TYPE:  EX-23



DAVID E. COFFEY      3651 Lindell Rd. - Suite H    Las Vegas, NV  89103
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Certified Public Accountant          (702) 871-3979



U.S. Securities and Exchange Commission
Washington D.C. 20549

                                                   March 17, 2000

Reference: eClic, Inc.
SEC CIK:  0001085596


To Whom It May Concern:

The firm of David Coffey, Certified Public Accountant has reviewed the statements made in Form 8-K, dated March 15, 2000, Item 4. Changes in Registrant's Certifying Accountant. The statements made are accurate and correct.

Professionally,


/s/ David Coffey, CPA
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David Coffey CPA